As filed with the Securities and Exchange Commission on January 3, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Kornit Digital Ltd.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Israel	None
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12 Ha’Amal Street

Park Afek

Rosh Ha’Ayin 4802946, Israel

Telephone: +972-3-908-5800

(Address and telephone number of Registrant’s principal executive offices)

Kornit Digital North America Inc.

10541-10601 North Commerce Street

Mequon, WI 53092

(262) 518-0200

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Clifford M. J. Felig, Adv. Aviv Avidan-Shalit, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Primary Offering:
Ordinary Shares, par value NIS 0.01 per share(1)
Warrants(1)
Rights(1)
Debt Securities(1)
Units(1)
Subtotal				$100,000,000	(2)	$11,590.00	(2)
Secondary Offering:
Ordinary Shares, par value NIS 0.01 per share(3)	15,127,481	$12.83	(4)	$194,085,581		$22,494.52
Total						$34,084.52

(1)	Such indeterminate number or amount of Registrant’s ordinary shares, warrants, rights, debt securities and units comprised of, or other combinations of, the foregoing securities as may, from time to time, be issued at indeterminate prices, and also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities. In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement on behalf of the Registrant exceed $100 million. In addition, up to 15,127,481 ordinary shares may be sold from time to time pursuant to this Registration Statement by the selling shareholders named herein. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, and Instruction II.C. of Form F-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant will not exceed $100 million (see Note 1 above).

(3)	Represents ordinary shares registered for resale by the selling shareholders.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average high and low prices of the Registrant’s ordinary shares on the NASDAQ Global Select Market on December 30, 2016.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 3, 2017

PROSPECTUS

$100,000,000 of Ordinary Shares, Warrants, Rights, Debt Securities
and/or Units Offered by the Company
and
Up to 15,127,481 Ordinary Shares Offered by the Selling Shareholders

Kornit Digital Ltd.

We may offer from time to time in one or more series or issuances ordinary shares, warrants to purchase ordinary shares, rights, debt securities consisting of debentures, notes or other evidences of indebtedness and/or securities and units comprised of, or other combinations of, the foregoing securities. We refer to the ordinary shares, warrants, rights, debt securities and units collectively as “securities” in this prospectus.

In addition, the selling shareholders identified in this prospectus may offer up to 15,127,481 ordinary shares. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.

Each time we or the selling shareholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer the securities and the selling shareholders may, from time to time, offer the ordinary shares through public or private transactions, directly or through underwriters, agents or dealers, on or off the NASDAQ Stock Market at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the NASDAQ Global Select Market under the symbol “KRNT.” The closing price of our ordinary shares, as reported on the NASDAQ Global Select Market on December 30, 2016 was $12.65.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3 of our most recent annual report on Form 20-F incorporated by reference in this prospectus and in any applicable supplement to this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus and the selling shareholders referred to in this prospectus and identified in supplements to this prospectus may also offer and sell our ordinary shares under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $100 million. The selling shareholders may sell up to 15,127,481 ordinary shares in one or more offerings. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, if required. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

KORNIT DIGITAL LTD.

Overview

We develop, design and market innovative digital printing solutions for the global printed textile industry. Our vision is to revolutionize this industry by facilitating the transition from analog processes that have not evolved for decades to digital methods of production that address contemporary supply, demand and environmental dynamics. We focus on the rapidly growing high throughput, direct-to-garment, or DTG, and roll-to-roll, or R2R, segments of the printed textile industry. Our solutions include our proprietary digital printing systems, ink and other consumables, associated software and value added services that allow for large scale printing of short runs of complex images and designs directly on finished garments and fabrics. Our solutions are differentiated from other digital methods of production because they eliminate the need to pre-treat fabrics prior to printing, thereby offering our customers the ability to digitally print high quality images and designs on a variety of fabrics in a streamlined and environmentally-friendly manner. When compared to analog methods of production, our solutions also significantly reduce production lead times and enable customers to more efficiently and cost-effectively produce smaller quantities of individually printed designs, thereby mitigating the risk of excess inventory, which is a significant challenge for the printed textile industry.

Corporate Information

Our legal name is Kornit Digital Ltd. and we were incorporated under the laws of the State of Israel on January 16, 2002. Our registration number with the Israeli Registrar of Companies is 513195420. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

We are subject to the provisions of the Israeli Companies Law, 5759-1999. Our principal executive offices are located at 12 Ha’Amal Street, Rosh Ha’Ayin 4809246, Israel, and our telephone number is +972-3-908-5800. Our website address is www.kornit.com (the information contained therein or linked thereto shall not be considered incorporated by reference in this prospectus). Our agent for service of process in the United States is Kornit Digital North America Inc., located at 10541-10601 North Commerce Street, Mequon, Wisconsin 53092, and its telephone number is (262) 518-0200.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value of our ordinary shares and our other securities may decline. You should carefully consider the risk factors discussed under the caption “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2015 and in any other filings we make with the SEC subsequent to the date of this prospectus which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, warrants to purchase ordinary shares, rights and/or units comprised of any of the foregoing securities as shall have a maximum aggregate offering price of $100 million. The selling shareholders may sell from time to time pursuant to this prospectus up to 15,127,481 ordinary shares. The actual price per share or per security of the securities that we or the selling shareholders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings before income taxes plus fixed charges.

	Year Ended December 31,				Nine Months Ended September 30,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges(1)	8.78	5.54	7.10	8.70	4.09

(1)	The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes plus fixed charges by (ii) fixed charges. Fixed charges include the portion of rental expense that management believes is representative of the interest component and amortization of premium. See Exhibit 12.1 of the Registration Statement on Form F-3, of which this prospectus is a part.

As of the date of this prospectus, we have no preferred shares outstanding and have neither declared nor paid any dividends on preferred shares for the periods set forth above.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of a foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

PRICE RANGE OF ORDINARY SHARES

Our ordinary shares have been quoted on the NASDAQ Global Select Market under the symbol “KRNT” since April 2, 2015. Prior to that date, there was no public trading market for our ordinary shares. Our initial public offering was priced at $10.00 per share on April 1, 2015. The following table sets forth for the periods indicated the high and low closing sales prices per ordinary share as reported on NASDAQ:

	Low	High
	(in U.S. dollars)
Annual:
2016	$8.10	$14.70
2015 (beginning April 2, 2015)	9.91	17.50
Quarterly:
Fourth Quarter 2016	9.00	14.70
Third Quarter 2016	8.90	11.70
Second Quarter 2016	8.10	11.19
First Quarter 2016	8.91	12.00
Fourth Quarter 2015	9.91	13.80
Third Quarter 2015	11.42	15.85
Second Quarter 2015	11.76	17.50
Most Recent Six Months (and Most Recent Partial Month):
December 2016 (through December 30, 2016)	11.25	14.70
November 2016	9.00	12.30
October 2016	9.35	10.60
September 2016	8.90	11.37
August 2016	9.50	11.70
July 2016	9.39	10.46
June 2016	8.48	10.49

The closing price of our ordinary shares, as reported on NASDAQ on December 30, 2016, was $12.65.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for general corporate and working capital purposes. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

SELLING SHAREHOLDERS

In addition to the securities that may be offered by us from time to time, this prospectus relates to the possible offering and sale, from time to time, of up to 15,127,481 ordinary shares by the selling shareholders.

The following table sets forth: (1) the number and percentage of our ordinary shares that each selling shareholder beneficially owned prior to the offering of the shares; (2) the number of our ordinary shares offered by each selling shareholder from time to time; and (3) the number and percentage of our ordinary shares to be beneficially owned by each selling shareholder assuming the sale of all of the ordinary shares offered by such selling shareholder. The applicable percentages of beneficial ownership are based on an aggregate of 30,989,873 ordinary shares outstanding as of December 31, 2016.

	Shares Beneficially Owned Prior to Offering		Number of Shares to be Offered		Shares Beneficially Owned After Offering
Selling Shareholders	Number	Percent	Number	Percent	Number	Percent
Fortissimo Capital Fund II (Israel), L.P.(1)	15,037,481	48.5%	15,037,481	48.5%	—	—
Gabi Seligsohn(2)	528,914	1.7%	90,000	0.3%	438,914	1.4%

(1)	Based on Schedule 13G filed by Fortissimo Capital Fund II (Israel), L.P. (“Fortissimo Fund II”), Fortissimo Capital Fund II (GP), L.P. (“Fortissimo II GP”) and Fortissimo Capital 2 Management (GP) Ltd. (“Fortissimo Management”). Fortissimo II GP is a Cayman Island limited partnership, which serves as the general partner of Fortissimo Fund II, an Israeli limited partnership: The general partner of Fortissimo II GP is Fortissimo Management, a Cayman Islands corporation. Messrs. Eli Blatt, Yuval Cohen and Marc Lesnick are members of the investment committee of Fortissimo Management and share voting and dispositive power with respect to such shares. The principal address of Fortissimo Management is 14 Hamelacha Street, Park Afek, Rosh Ha’Ayin 48091, Israel.

(2)	Consists of 36,357 ordinary shares and options to purchase 492,557 ordinary shares exercisable within 60 days of January 3, 2017. As of January 3, 2017, Mr. Seligsohn also holds additional options to purchase 398,435 ordinary shares that are not exercisable within 60 days of January 3, 2017. Mr. Seligsohn’s address is c/o Kornit Digital Ltd., 12 Ha’Amal Street, Rosh Ha’Ayin 4809246, Israel.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, warrants, rights and/or units comprising any combination of these securities.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A as filed with the SEC on March 31, 2015 and incorporated by reference herein.

The following description of our share capital and provisions of our amended and restated articles of association, or our articles and the Israeli Companies Law, are summaries and do not purport to be complete.

General

Our authorized share capital consists of 200,000,000 ordinary shares, par value NIS 0.01 per share, of which 30,989,873 shares were issued and outstanding as of December 31, 2016. As of December 31, 2016, no preferred shares were authorized under our articles of association.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Our registration number with the Israeli Registrar of Companies is 51-319542-0. Our purpose as set forth in our articles of association is to engage in any lawful activity.

Voting Rights

All ordinary shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our articles, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our articles or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors.

Under our articles of association, our board of directors must consist of not less than five but no more than nine directors, including two external directors as required by the Israeli Companies Law. Pursuant to our articles, each of our directors, other than the external directors, for whom special election requirements apply under the Israeli Companies Law, will be appointed by a simple majority vote of holders of our voting shares, participating and voting at an annual general meeting of our shareholders. In addition, our directors, other than the external directors, are divided into three classes that are each elected at the third annual general meeting of our shareholders, in a staggered fashion (such that one class is elected each annual general meeting), and serve on our board of directors unless they are removed by a vote of 65% of the total voting power of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Israeli Companies Law and our articles. In addition, our articles allow our board of directors to fill vacancies on the board of directors or to appoint new directors up to the maximum number of directors permitted under our articles. Such directors serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated or in the case of new directors, for a term of office according to the class to which such director was assigned upon appointment. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Israeli Companies Law.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, we may only distribute dividends with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our articles as special general meetings. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene a special general meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles;

●	appointment or termination of our auditors;

●	appointment of external directors;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	a merger; and

●	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law and our articles require that notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes, among other matters, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of its board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

The Israeli Companies Law allows one or more of our shareholders holding at least 1% of the voting power of a company to request the inclusion of an additional agenda item for an upcoming shareholders meeting, assuming that it is appropriate for debate and action at a shareholders meeting. Under recently adopted regulations, such a shareholder request must be submitted within three or, for certain requested agenda items, seven days following our publication of notice of the meeting. If the requested agenda item includes the appointment of director(s), the requesting shareholder must comply with particular procedural and documentary requirements. If our board of directors determines that the requested agenda item is appropriate for consideration by our shareholders, we must publish an updated notice that includes such item within seven days following the deadline for submission of agenda items by our shareholders. The publication of the updated notice of the shareholders meeting does not impact the record date for the meeting. In lieu of this process, we may opt to provide pre-notice of our shareholders meeting at least 21 days prior to publishing official notice of the meeting. In that case, our 1% shareholders are given a 14-day period in which to submit proposed agenda items, after which we must publish notice of the meeting that includes any accepted shareholder proposals.

Under the Israeli Companies Law and under our articles, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Voting Rights

Quorum requirements

Pursuant to our articles, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. As a foreign private issuer, the quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 25% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting.

Vote Requirements

Our articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our articles. Under the Israeli Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder, (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if such terms are not extraordinary) and (iii) approval of certain compensation-related matters requires the approval of special majorities by shareholders. Under our articles, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. Our articles also require that the removal of any director from office (other than our external directors) or the amendment of the provisions of our articles relating to our staggered board requires the vote of 65% of the voting power of our shareholders.

Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person or by proxy and voting on the resolution.

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that we are required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. These documents are publicly available and may be found and inspected at the Israeli Registrar of Companies. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Israeli Companies Law and our articles, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our articles.

Registration Rights

We are party to an amended and restated investors’ rights agreement, dated March 18, 2015, or the Investors’ Rights Agreement, with certain of our shareholders.

Demand Registration Rights

At any time, Fortissimo Capital Fund II (Israel), L.P., or Fortissimo Capital, which owns 48.5% of our outstanding shares as of the date of this prospectus, may request that we file a registration statement. Upon receipt of such registration request, we are obligated to use our reasonable commercial efforts to file the registration statement as soon as possible. We have the right not to effect such filing during the period that is within 90 days after we have filed another such registration statement or completed certain other registered offerings or if we intend to file a registration statement for our own account within 90 days. We are not obligated to file more than two registration statements on Form F-1 pursuant to these demand provisions. Any other holder of registrable securities has the right to include its registrable securities in an underwritten registration pursuant to a demand registration.

Piggyback Registration Rights

If we propose to offer any of our ordinary shares in a public offering, the holders of registrable securities are entitled to at least 15 days’ notice prior to the filing of the relevant registration statement or prospectus and may include all or a portion of their shares in the offering subject to becoming party to a customary underwriting agreement.

Shelf Registration Rights

If we become eligible to register any of our shares on Form F-3, Fortissimo Capital may request that we file a shelf registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act registering the resale from time to time by Fortissimo Capital of registrable shares. In such event, we are required to give written notice of such request to all holders of registrable securities, who may elect to join in such request. Subsequently, upon notice from Fortissimo Capital or from the holders of a majority of the outstanding registrable securities, we are required to effect up to two underwritten takedowns from such shelf registration statement within any 12-month period. We are not required to effect any underwritten offering with 90 days of another underwritten offering.

Other Provisions

We have the right not to effect any filing or offering if, in the good faith judgment of our board of directors, it would be seriously detrimental to us or our stockholders for such filing or offering to be effected. We may exercise this right twice in any 12-month period for an aggregate of up to 90 days during such period.

We will pay all registration expenses (other than underwriting discounts and selling commissions) and the reasonable fees and expenses of a single counsel for the selling shareholders, related to any demand, piggyback or shelf registration.

The rights of any shareholder who is a party to the Investors’ Rights Agreement to request registration or inclusion of registrable securities in any registration pursuant hereunder shall terminate when such shareholder holds less than 3% of our outstanding shares and such shareholder’s registrable securities could be sold without volume restrictions, manner of sale restrictions or notice requirements pursuant to Rule 144 under the Securities Act.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If a tender offer is not accepted in accordance with the requirements set forth above, the acquirer may not acquire shares from shareholders who accepted the tender offer that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) the offeror acquired shares representing at least 5% of the voting power in the company and (ii) the number of shares tendered by shareholders who accept the offer exceeds the number of shares held by shareholders who object to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer, including their relatives and companies under their control). If a special tender offer is accepted, the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shareholders. In the case of the target company, approval of the merger further requires a majority vote of each class of its shares.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the meeting of shareholders that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the respective values assigned to each of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger is filed with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-takeover Measures under Israeli Law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are authorized under our articles. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our articles, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law.

Borrowing Powers

Pursuant to the Israeli Companies Law and our articles, our board of directors may exercise all powers and take all actions that are not required under law or under our articles to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, New York, New York.

Listing

Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “KRNT.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the price at which, and the currency or currencies in which, the securities upon exercise of such warrants may be purchased;

●	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, any material Israeli and U.S. federal income tax considerations;

●	the anti-dilution provisions of such warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

General

We may issue subscription rights to purchase our ordinary shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the exercise price for such rights;

●	the number of such rights issued with respect to each ordinary share;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such number of ordinary shares at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between Kornit Digital Ltd. and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Kornit Digital Ltd.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, warrants, rights, debt securities and/or any combination of such securities. The applicable prospectus supplement will describe:

●	the terms of the units and of the ordinary shares, warrants, rights and/or debt securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities included in this prospectus from time to time in one or more transactions, including without limitation:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	through broker-dealers (acting as agent or principal);

●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain jurisdictions, if applicable, the securities sold under this prospectus may only be sold through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on NASDAQ or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling shareholders to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the securities are listed on that exchange, or in the over-the-counter market or otherwise.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we or the selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we or the selling shareholders will do so pursuant to the terms of a distribution agreement between us or the selling shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we or the selling shareholders will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or the selling shareholders may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we or the selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling shareholders under these arrangements to close out any related open borrowings of securities.

We or the selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or the selling shareholders or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or the selling shareholders in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES ASSOCIATED WITH THE REGISTRATION

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee	$34,085
FINRA filing fee	44,613
Legal fees and expenses	25,000
Accountants’ fees and expenses	15,000
Printing fees	500
Miscellaneous	802
TOTAL	$120,000

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar Liquornik Geva Leshem Tal, Ramat Gan, Israel. Certain legal matters with respect to New York law and the validity of the debt securities under New York law will be passed upon for us by White & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements of Kornit Digital Ltd. incorporated by reference in this prospectus by reference to Kornit Digital Ltd.’s annual report on Form 20-F for the year ended December 31, 2015 have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report therein, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

You may read and copy the registration statement, including the related exhibits and schedules, as well as any document we file with the SEC without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.kornit.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2015; and

●	our reports of foreign private issuer on Form 6-K furnished to the SEC on:

o	May 5, 2016 (only the GAAP financial statements with respect to the quarter ended March 31, 2016 attached to the press release annexed as Exhibit 99.1 thereto);

o	July 14, 2016;

o	August 3, 2016 (only the GAAP financial statements with respect to the quarter and six months ended June 30, 2016 attached to the press release annexed as Exhibit 99.1 thereto);

o	November 9, 2016 (only the GAAP financial statements with respect to the quarter and nine months ended September 30, 2016 attached to the press release annexed as Exhibit 99.1 thereto); and

o	January 3, 2017 (including our condensed interim consolidated financial statements as of, and for the nine months ended, September 30, 2016, and our management’s Operating and Financial Review and Prospects for that nine month period appended as Exhibits 99.1 and 99.2 thereto, respectively).

●	the description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on March 31, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Kornit Digital Ltd.

Attention: Chief Financial Officer

12 Ha’Amal Street, Afek Park

Rosh Ha’Ayin 4809246, Israel

Tel: +972-3-908-5800

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar Liquornik Geva Leshem Tal, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Kornit Digital North America Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offerings under this prospectus or any purchase or sale of securities in connection with any such offering(s). Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

●	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Kornit Digital Ltd.

$100,000,000 of
Ordinary Shares,
Warrants, Rights,

 Debt Securities
and/or Units
Offered by the Company
and
15,127,481 Ordinary Shares Offered by the Selling Shareholders

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association do include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Israeli Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Israeli Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder, if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder; and

●	a financial liability imposed on the office holder in favor of a third party.

Under the Israeli Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising solely out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, civil fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Israeli Companies Law. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law. In addition, we have entered into agreements with each of our directors and executive officers exculpating them from liability to us for damages caused to us as a result of a breach of duty of care and undertaking to indemnify them, in each case, to the fullest extent permitted by our amended and restated articles of association and Israeli Law, including with respect to liabilities resulting from a public offering of our shares, to the extent that these liabilities are not covered by insurance.

Item 9. Exhibits.

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10. Undertakings.

(1)	The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(e)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rosh Ha’Ayin, Israel on this 3rd day of January, 2017.

KORNIT DIGITAL LTD.

By:	/s/ Gabi Seligsohn
Name:	Gabi Seligsohn
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Gabi Seligsohn and Guy Avidan, and each of them severally, acting alone and without the other, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and entity on January 3, 2017 in the capacities indicated:

Signatures	Title

/s/ Gabi Seligsohn
Gabi Seligsohn	Chief Executive Officer (Principal Executive Officer and Director)

/s/ Guy Avidan
Guy Avidan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Yuval Cohen
Yuval Cohen	Chairman of the Board of Directors

/s/ Ofer Ben-Zur
Ofer Ben-Zur	Director

/s/ Eli Blatt
Eli Blatt	Director

/s/ Lauri Hanover
Lauri Hanover	Director

/s/ Marc Lesnick
Marc Lesnick	Director

/s/ Alon Lumbroso
Alon Lumbroso	Director

/s/ Jerry Mandel
Jerry Mandel	Director

/s/ Dov Ofer
Dov Ofer	Director

KORNIT DIGITAL NORTH AMERICA INC.		Authorized Representative in the United States

By:	/s/ Gabi Seligsohn
Name:	Gabi Seligsohn
Title:	Director

By:	/s/ Guy Avidan
Name:	Guy Avidan
Title:	Director

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement.(1)
3.1	Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form F-1 of the Registrant (File No. 333-202291) filed with the SEC on March 18, 2015).
4.1	Form of Indenture relating to debt securities.
4.2	Specimen Share Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-1 of the Registrant (File No. 333-202291) filed with the SEC on March 10, 2015).
4.3	Form of Warrant Agreement.(1)
4.4	Form of Warrant Certificate.(1)
4.5	Form of Debt Security.(1)
5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant, as to the validity of the ordinary shares and warrants (including consent).
5.2	Opinion of White & Case LLP, U.S. counsel to the registrant, as to the validity of the debt securities (including consent).
12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges.
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited.
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1).
23.3	Consent of White & Case LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included in signature page to Registration Statement).
25.1	Statement of Eligibility of Trustee Under Indenture.(2)

(1)	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K and incorporated herein by reference.

(2)	Where applicable, to be incorporated by referenced to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.